Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Celularity Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—

Fees Previously Paid (2)	Equity	Class A common stock, par value $0.0001 per share	457(c)	22,874,999 (3)	$11.50 (4)	$263,062,488.50	0.0001091	$28,700.12
	Equity	Warrants to purchase Class A common stock	457(i)	8,499,999 (5)	—	—	—	(6)
	Equity	Class A common stock, par value $0.0001 per share	457(c)	129,858,855 (7)	$8.48 (8)	$1,101,203,091.25	0.0001091	$120,141.26

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$1,364,265,579.75		$148,841.38

	Total Fees Previously Paid							$148,841.38 (2)

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

In the event of a stock split, stock dividend or other similar transaction involving the registrant’s Class A common stock, par value $0.0001 per share (“Class A common stock”), in order to prevent dilution, the number of shares of Class A common stock registered hereby shall be automatically increased to cover the additional shares of Class A common stock in accordance with Rule 416(a) under the Securities Act.

(2)

The share amounts listed in this table reflect the number of shares previously registered by the registrant on a registration statement on Form S-1 (File No. 333-258600) and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.

(3)

Consists of (i) 8,499,999 shares of Class A common stock issuable upon the exercise of (A) 7,000,000 outstanding warrants issued to GX Sponsor LLC (the “Sponsor”) in a private placement concurrently with the registrant’s initial public offering and (B) 1,499,999 outstanding warrants issued to certain members of the Sponsor in a private placement as repayment for certain working capital loans (the warrants in (A) and (B) collectively, the “Private Placement Warrants”) and (ii) 14,375,000 shares of Class A common stock issuable upon the exercise of 14,375,000 outstanding warrants issued in connection with the registrant’s initial public offering (the “Public Warrants,” and, together with the Private Placement Warrants, the “Warrants”).

(4)	Based upon the $11.50 exercise price per share of Class A common stock issuable upon exercise of the Warrants.
(5)	Represents the resale of an aggregate 8,499,999 Private Placement Warrants.
(6)

In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the shares of Class A common stock issuable upon exercise of the Private Placement Warrants and no separate fee is payable for the Private Placement Warrants.

(7)

Consists of the following shares of Class A common stock registered for resale by the selling securityholders (as defined herein): (i) 8,340,000 shares of Class A common stock issued in private placements pursuant to subscription agreements entered into on January 8, 2021, (ii) 2,976,943 shares of Class A common stock issued in other private placements, (iii) 7,187,500 shares of Class A common stock held by the Sponsor and distributees of the Sponsor following a private placement in connection with the registrant’s initial public offering, (iv) up to 8,499,999 shares of Class A common stock issuable upon exercise of the Private Placement Warrants, (v) up to 71,298,327 shares of Class A common stock pursuant to that certain Registration Rights Agreement dated July 16, 2021, (vi) up to 19,811,204 shares of Class A common stock issuable upon exercise of converted legacy warrants, (vii) up to 11,744,882 options and awards (previously registered pursuant to the registration statement on Form S-4 (File No. 333-252402) and subsequently being registered for resale on this Registration Statement).

(8)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Class A common stock on August 5, 2021, as reported on the Nasdaq Capital Market.